UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 3, 2007

                       CHINA WIRELESS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                  333-49388                 91-1966948
(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)           File Number)           Identification No.)


           1746 COLE BOULEVARD, SUITE 225, GOLDEN, COLORADO 80401-3208
               (Address of principal executive offices) (Zip Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

        Registrant's telephone number, including area code (303) 277-9968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 3, 2007, Sherb & Co., LLP ("Sherb") was appointed as the registered independent public accountant for the Registrant for the year ended December 31, 2006. On January 3, 2007 Bongiovanni and Associates ("Bongiovanni"), was dismissed as the registered independent public accountant for the Registrant. The decisions to appoint Sherb and dismiss Bongiovanni were approved by the Board of Directors of the Registrant on December 6, 2006.


During the fiscal years ended December 31, 2005 and 2004 and the subsequent interim period up through the date of dismissal (January 3, 2007), there were no disagreements with Bongiovanni on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Bongiovanni, would have caused Bongiovanni to make reference thereto in its report on the Registrants financial statements for such years. Further, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B occurring within the Registrant's two most recent fiscal years and the subsequent interim period up through the date of dismissal (January 3, 2007).


The audit report of Bongiovanni for the financial statements of the Registrant as of December 31, 2005, contained a separate paragraph stating:

        "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered losses from operations, has a stockholders' deficit, has discontinued operations, has a negative cash flow from operations, and has a negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

The audit report of Bongiovanni for the financial statements of the Registrant as of December 31, 2004, contained a separate paragraph stating:

        "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered losses from operations, has a stockholders' deficit, has discontinued operations, and has a negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."


During the Registrant's two most recent fiscal years and the subsequent interim period up through the date of engagement of Sherb (January 3, 2007), neither the Registrant nor anyone on its behalf consulted Sherb regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements. Further, Sherb has not provided written or oral advice to the Registrant that was an important factor




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considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues.


The Registrant provided a copy of the foregoing disclosures to Bongiovanni prior to the date of the filing of this report and requested that Bongiovanni furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K/A.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:
REGULATION
S-B NUMBER                         DOCUMENT

   16.1         Letter from Bongiovanni and Associates dated January 11, 2007



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHINA WIRELESS COMMUNICATIONS, INC.



Date:  January 11, 2007             By:    /s/ PEDRO E. RACELIS III
                                       -----------------------------------------
                                          Pedro E. Racelis III
                                          President, Chairman of the Board,
                                          Chief Executive Officer and Chief
                                          Financial Officer